Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-182597 on Form S-8 of Consolidated Communications Holdings, Inc. of our report dated June 26, 2012 appearing in the Annual Report on Form 11-K of the SureWest KSOP for the year ended December 31, 2012.

/s/ Crowe Horwath LLP

Sacramento, California
June 28, 2013